Exhibit 99.1
DRAFT — NOT FOR IMMEDIATE RELEASE
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Jamie Brown
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MTI TECHNOLOGY CORPORATION ANNOUNCES AGREEMENT TO ACQUIRE COLLECTIVE TECHNOLOGIES
Acquisition of Leading IT Infrastructure Services and Solutions Provider Expected to Deliver on MTI Promise by Significantly Expanding MTI’s Consulting Services Capabilities
Irvine, CA, June 06, 2006 — MTI Technology Corporation (Nasdaq Capital Market: MTIC), a multi-national information and infrastructure solutions provider, today announced it has entered into an agreement to acquire the assets of Collective Technologies, a leading provider of enterprise-class IT infrastructure services and solutions, with over 90 consultants.
The acquisition is intended to further deliver on MTI’s vision of helping companies maximize the value of their technology investments by delivering end-to-end solutions for information and infrastructure management. The terms of the agreement were disclosed in the company’s Form 8-K filed with the U.S. Securities and Exchange Commission. The acquisition is subject to customary closing conditions.
Through this acquisition, MTI expects to increase the resources it has available to help companies implement the optimal mix of hardware, software, packaged services, methodologies, and best practices to support their unique business needs. These “total solutions” are designed to help companies optimize their infrastructure and information systems and provide the flexibility to adapt their technology and data operations to meet evolving business requirements. The acquisition of Collective is expected to close this quarter.
“MTI is strategically committed to serving the needs of our customers, and with the acquisition of Collective, we believe we will now have the comprehensive capability necessary to achieve the transformation of our organization into an industry-leading infrastructure solutions provider,” said Thomas P. Raimondi, Jr., president and chief executive officer for MTI. “This investment is expected to be a platform for the continued growth of core elements of our business.”
Upon completion, this acquisition will allow MTI to better respond to customers’ requests for a single point of contact that meets their broadest needs. Collective is a strong national player with a distributed consulting services team of over 90 consultants across North America. In concert with the established MTI solutions business, customers are expected to benefit from higher levels of service, intimacy and overall customer satisfaction. Upon acquisition of Collective, MTI customers will be able to take advantage of an expanded solutions and services portfolio, which is expected to include:
•	Business Continuity (Disaster Recovery and Back-up and Recovery)

•	Virtualization Technology

•	Infrastructure Consolidation and Migration

•	Mail & Messaging

•	High Density Computing

•	Data Storage Solutions and Assessments

•	Systems Management

•	Data Management, Migration & Consolidation
“MTI brings more than 20 years of information and infrastructure management to the table. Combined with Collective’s deep consultative IT infrastructure expertise, we believe the acquisition will create a formidable player in the IT industry,” stated Ed Taylor, chief executive officer for Collective Technologies. The combined IP (intellectual property), processes, methodologies, highly evolved culture of collaboration and highest caliber workforce is designed to ensure each customer is treated uniquely and receives the full advantage our combined resources and offerings.”
Additional strengths MTI expects to gain through this acquisition include Collective’s Microsoft National Systems Integrator (NSI) and Gold Partner status which is expected to further enhance MTI’s capabilities to deliver mail and messaging solutions, such as Active Directory and Microsoft Exchange implementation and migration in large scale, complex environments. Also, MTI will acquire Collective’s Data Center LifeCycle Management Solution, which offers an integrated collection of IT infrastructure, physical layer and relocation services to create “adaptive data centers” that can handle the quickly changing demands of business and technology.
MTI plans to operate Collective as a division of MTI, headquartered in Austin, Texas.
About Collective Technologies
Collective is a leading provider of enterprise-class IT infrastructure solutions. The company has tested and refined its methodologies through more than 5 million hours of professional, consultative service delivery to some of the largest, most complex and mission critical environments in the world. Brocade, Dell, EMC, HP, Legato, Microsoft, Symantec, and others rely on Collective to deliver complex services to their clients. Collective provides a broad range of Infrastructure Solutions in the areas of Mail and Messaging, Data Center LifeCycle

Management, Backup and Recovery and Storage Services. To learn more about Collective, visit, www.collectivetech.com.
About MTI Technology
MTI is a leading multi-national provider of consulting services and comprehensive information infrastructure solutions for mid to large-size organizations. With more than 20 years of expertise as a technology innovator, MTI is uniquely qualified to assess, design, implement and support a broad range of information management and infrastructure initiatives. As a strategic partner of EMC (NYSE: EMC), MTI offers the best data storage, protection and management solutions available today. By employing a strategic, consultative approach, MTI provides customers with a single point of contact that eliminates complexities while delivering operational efficiencies and competitive advantages. MTI currently serves more than 3,500 customers throughout North America and Europe. Visit www.mti.com for more information. MTI is a registered trademark of MTI Technology Corporation. All other company, brand or product names are registered trademarks or trademarks of their respective holders.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” “expect,” “believe,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company’s expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company’s proposed acquisition of Collective, the ability of the acquisition to deliver on MTI’s vision of helping companies maximize the value of their technology investments, the purchase price, the occurrence and timing of the closing, the ability of the acquisition to increase the available resources to support MTI’s business and to serve as a platform for growth of core elements of the business, the transformation of the organization into an industry-leading infrastructure solutions provider or create a formidable player in the IT industry, the ability to better respond to customers’ requests and needs or benefits to be received by customers from the acquisition, the service and solutions offerings after closing, and other strengths or capabilities expected from the acquisition. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, the Company can provide no assurances that the conditions to the acquisition will be satisfied, that the necessary approvals will be obtained, or that if the acquisition closes, the Company will receive the benefits anticipated. Risks that could affect forward-looking statements also include those related to the inability to successfully integrate the operations of Collective, competition, increased costs, changes in laws and regulations, economic and capital market conditions and the effects of war, terrorist or similar activity.

Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Form 10-Q for the quarter ended December 31, 2005 on file with the Securities and Exchange Commission, and in its other current and periodic reports filed from time to time with the Commission. All forward-looking statements are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.
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